                                                                    EXHIBIT 10.3

                                TRANSCEND/(TM)/


                               SERVICE SCHEDULE
                               ----------------


       This Service Schedule is made as of the 31st day of May, 1996, by and between WorldCom Network Services, Inc. d/b/a WilTel ("WilTel") and Excel Telecommunications, Inc. ("Customer") and is a part of their agreement for switched services, identified as TSA#EXC-960415 (the "Agreement"). Neither Customer nor WilTel shall be obligated with respect to the Service described below, nor any other condition of Service until Customer has submitted and WilTel has accepted a Service Request with respect to the particular Services.

1. TRANSCEND/(TM)/ SERVICES: During the Service Term of the Agreement, WilTel will provide the following Services (all as more particularly described herein), (i) to and from the locations below, (ii) for the charges and discount(s), if any, set forth in the Program Enrollment Terms dated concurrently herewith.

         (a) Transcend/(TM)/ Termination Service ("TERMINATION Service") which is WilTel's termination of calls received from Customer's Service
Interconnection(s).

         (b) Transcend/(TM)/ 800 Origination Service ("800 ORIGINATION Service") which is the origination of calls by WilTel and the termination of such calls to Customer's Service Interconnection(s).

         (c) Transcend/(TM)/ Switched Access Service ("SWITCHED ACCESS Service") which is the origination and termination of calls solely over facilities comprising the WilTel network.

         (d) Transcend/(TM)/ Dedicated Access Service ("DEDICATED ACCESS Service") which is the origination and termination of calls solely over facilities comprising the WilTel network.

         (e) Transcend/(TM)/ Travel Card Service ("TRAVEL CARD Service") which is the origination and termination of calls solely over facilities comprising the WilTel network. Further, the inbound service portion of a TRAVEL CARD Service call (i.e., the 800 Service) must be provided by WilTel.

2.       START OF SERVICE:

         (a) Start of Service for TERMINATION Service will occur concurrently with the activation of each circuit comprising Service Interconnections relevant to WilTel TERMINATION Service.

         (b) Start of Service for 800 ORIGINATION Service will occur concurrently with the activation of each circuit comprising Service Interconnections relevant to 800 ORIGINATION Service.

         (c) Start of Service for SWITCHED ACCESS Service will occur on (i) an ANI by ANI basis concurrently with the activation of each ANI to be served, and
(ii) an 800 Number by 800 Number basis concurrently with the activation of each 800 Number.

         (d) Start of Service for DEDICATED ACCESS Service will occur concurrently with the activation of each circuit comprising Service Interconnections relevant to DEDICATED ACCESS Service.


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         (e) Start of Service for TRAVEL CARD Service will occur on a
Authorization Code by Authorization Code basis concurrently with the activation of each Authorization Code.

3.     SERVICE INTERCONNECTIONS - TERMINATION SERVICE AND 800 ORIGINATION
       SERVICE:

         (a) In order to utilize TERMINATION Service and 800 ORIGINATION Service, one or more full time dedicated connections between Customer's network and the WilTel network at one or more WilTel designated locations ("WilTel POP") must be established ("Service Interconnection(s)"). Each Service
Interconnection shall be comprised of one or more DS-1 circuits.

         (b) The circuit(s) comprising each Service Interconnection to a WilTel POP shall be requested by Customer on the appropriate WilTel Service Request. Each Service Request for TERMINATION Service or 800 Origination Service will describe (among other things) the WilTel POP to which a Service Interconnection is to be established, the Requested Service Date therefor, the type and quantity of circuits comprising the Service Interconnection and any charges and other information relevant thereto, such as, Customer's terminating or originating switch location, as the case may be. Such additional information may be obtained from Customer or gathered by WilTel and recorded in Technical Information Sheets provided by WilTel.

         (c) Once ordered, and unless otherwise provided for in this Agreement, Service Interconnections or the circuits comprising each Service Interconnection may only be canceled by Customer upon not less than thirty (30) days prior written notice to WilTel.

         (d) Absent the automatic number identification ("ANI") of the calling party, Customer shall provide WilTel with a written certification (the "Certification") of the percentage of interstate (including international) and intrastate minutes of use relevant to the minutes of traffic to be terminated in the same state in which the WilTel POP is located to which the Service Interconnection is made. This Certification shall be provided by Customer prior to Start of Service for any Service Interconnection and may be modified from time to time by Customer and subject to recertification upon the request of WilTel which requests shall not be made unilaterally by WilTel more than once each calendar quarter. Any such modification(s) or Certification(s) shall be effective as of the first day of any calendar month and following at least forty-five (45) days notice from Customer. In the event Customer fails to make such Certification, the relevant minutes of use will be deemed to be subject to the Intrastate Rates provided for in the Pricing Exhibit. In the event WilTel or any other third party requires an audit of WilTel's interstate/intrastate minutes of traffic, Customer agrees to cooperate in such audit at its expense and make its call detail records, billing systems and other necessary information reasonably available to WilTel or any third party solely for the purpose of verifying Customer's interstate/intrastate minutes of traffic. Customer agrees to indemnify WilTel for any liability WilTel incurs in the event Customer's Certification is different than that determined by the third party audit.

         (e) Customer shall be solely responsible for establishing and maintaining each Service Interconnection over facilities subject to WilTel's approval. Service Interconnections shall only be comprised of DS-1 facilities unless otherwise provided for in the Service Request and agreed to in writing by WilTel. If a Service Interconnection is proposed to be made via a local exchange carrier, WilTel will have the authority to direct Customer to utilize


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WilTel's entrance facilities or local serving arrangement ("LSA") with the relevant local telephone operating company, and Customer will be subject to a non-discriminatory charge therefor from WilTel. The monthly recurring charge relevant to Customer's use of LSA capacity shall be subject to upward adjustment by WilTel from time to time. Such adjustment, if any, shall not exceed the rate that otherwise would be charged for the equivalent switched access capacity between the same points by the relevant local telephone operating company pursuant to its published charges for the type of service in question.

         (f) If other private line interexchange facilities are necessary to establish a Service Interconnection, and such facilities are requested from WilTel, such facilities will be provided on an individual case basis.

         (g) Commencing with the first full calendar month following Start of Service for each circuit comprising a Service Interconnection and thereafter, Customer will maintain an average loading of traffic per DS-1 (or DS-1 equivalent circuit) of not less than 100,000 minutes of use per calendar month/billing period ("Minimum Monthly Usage"). In the event Customer fails to obtain the required Minimum Monthly Usage level for the circuits comprising each Service Interconnection, WilTel will charge and Customer will pay XXXX multiplied by the difference between the Minimum Monthly Usage and the actual minutes of use for the circuit(s) comprising the Service Interconnection in question ("Minimum Usage Charge"). WilTel TERMINATION Service and 800 ORIGINATION Service minutes carried over the same Service Interconnection, if any, shall be included in determining if Customer has met the Minimum Monthly Usage requirement.

         Example: Customer's actual monthly usage for 2 DS-1s comprising Customer's Service Interconnection at WilTel POP A is 180,000 minutes and Customer's actual monthly usage for 2 DS-1s comprising Customer's Service Interconnection at WilTel POP B is 270,000 minutes. Customer would be subject to a Minimum Usage charge of XXXX since Customer's Minimum Monthly Usage at WilTel POP A was below 200,000 [(2 x 100,000) - 180,000 x
                   XXXXXXXXXXX] and no Minimum Monthly Usage Charge for the Service Interconnection at WilTel POP B, because Customer exceeded the required minimum of 200,000 in actual minutes of use for the 2 DS-1s comprising the Service Interconnection at WilTel POP B.

         (h) Customer may cancel circuits comprising the Service Interconnection(s) at any time without liability to WilTel for cancellation charges. In the event Customer does not have a Minimum Commitment and Customer cancels all circuits comprising all Service Interconnections at any time during the Service Term, the Cancellation Charge described in Subsection 2(A) of the Agreement shall not apply. Provided, however, Customer shall nevertheless be liable to pay WilTel a cancellation charge (regardless of the number of DS-1 or DS-1 equivalent circuits comprising the Service Interconnection(s) in question) of XXXXXX multiplied by the number of months (or pro rata portion thereof) remaining in the Service Term ("Carrier Service Cancellation Charge").

         (i) Because the damages to WilTel from Customer's cancellation or termination of all circuits comprising all Service Interconnections prior to completion of the Service Term is difficult if not impossible to determine, the Carrier Service Cancellation Charge due to WilTel in accordance with this Subsection is intended by the parties to establish liquidated damages payable by Customer to WilTel and not as a penalty of any kind.


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4.       SERVICE INTERCONNECTIONS - DEDICATED ACCESS:

         (a) In order to utilize DEDICATED ACCESS Service, one or more full time dedicated connections between an End User's private branch exchange ("PBX") or other customer premise equipment and the WilTel network at one or more WilTel designated locations ("WilTel POP") must be established ("Dedicated Service Interconnection(s)"). Each Dedicated Service Interconnection shall be comprised of one or more DS-1 circuits or DS-3 circuits.

         (b) The circuit(s) comprising each Dedicated Service Interconnection to a WilTel POP shall be requested by Customer on the appropriate WilTel Service Request. Each Service Request for DEDICATED ACCESS Service will describe (among other things) the WilTel POP to which a Dedicated Service Interconnection is to be established, the Requested Service Date therefor, the type and quantity of circuits comprising the Dedicated Service Interconnection and any charges and other information relevant thereto, such as, the location of the end user's originating or terminating location, as the case may be. Such additional information may be obtained from Customer or gathered by WilTel and recorded in Technical Information Sheets provided by WilTel.

         (c) Once ordered, and unless otherwise provided for in this Agreement, Dedicated Service Interconnections or the circuits comprising each Dedicated Service Interconnection may only be canceled by Customer upon not less than thirty (30) days prior written notice to WilTel.

         (d) WilTel will provision and maintain local access facilities between the End User Location and the WilTel POP, subject to any LEC charges plus other applicable terms and charges set forth in WilTel's F.C.C. Tariff No. 5. If other private line interexchange facilities are necessary to establish a Dedicated Service Interconnection, such facilities will be provided on an individual case basis.

         (e) Customer may elect to be responsible for establishing each Dedicated Service Interconnection over facilities subject to WilTel's approval. Dedicated Service Interconnections shall only be comprised of DS-1 facilities unless otherwise provided for in the Service Request. If a Dedicated Service Interconnection is proposed to be made via a local exchange carrier, WilTel will have the authority to direct Customer to utilize WilTel's entrance facilities or local serving arrangement ("LSA") with the relevant local telephone operating company, and Customer will be subject to a non-discriminatory charge therefor from WilTel. The recurring charge relevant to Customer's use of LSA capacity shall be stated in the corresponding Service Request subject, however, to upward adjustment by WilTel. Such adjustment if any, shall not exceed the rate that otherwise would be charged for the equivalent capacity between the same points by the relevant local telephone operating company pursuant to its published charges for the type of service in question.

         (f) DEDICATED ACCESS SERVICE MINUTES OF USE ARE NOT SUBJECT TO AGGREGATION FOR THE PURPOSE OF DETERMINING IF CUSTOMER HAS MET ITS MINIMUM MONTHLY USAGE FOR TERMINATION SERVICE OR 800 ORIGINATION SERVICE.

5. BILLING INCREMENTS: U.S. Domestic (including Alaska, Hawaii, United States Virgin Islands and Puerto Rico) Service calls will be billed in six (6) second increments and subject to a six (6) second minimum charge (i) utilizing Hardware Answer Supervision where available, and (ii) with respect to 800 Services, commencing with Customer's switch wink or answer back. If Customer


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is found to be non-compliant in passing back appropriate answer supervision,
i.e., answer back, WilTel reserves the right to suspend 800 Service or deny requests by Customer for additional Service until appropriate compliance is established. All international calls will be billed in six (6) second increments and subject to a thirty (30) second minimum charge.

6. FORECASTS: Before Customer's initial order for Service, Customer shall provide WilTel with a forecast regarding the number of minutes expected to be terminated or originated in various LATAs and/or Tandems, so as to enable WilTel to configure optimum network arrangements. In the event Customer's Service traffic volumes (e.g., specific ANIs more toll free numbers) result in a lower than industry standard completion rate or otherwise adversely affect the WilTel Network, WilTel reserves the right to block the source of such adverse traffic (e.g., specific ANIs more toll free numbers) at any time. Customer will provide WilTel with additional forecasts from time to time upon WilTel's request which shall not be more frequent than once every three (3) months.

7.         SERVICE INTERCONNECTION INSTALLATION:

         (a) DS-1 circuits comprising all Service Interconnections (including Dedicated Service Interconnections) will be subject to a nonrecurring XXXX per DS-1 switch port installation charge.

         (b) DS-3 circuits comprising all Service Interconnections (including Dedicated Service Interconnections) will be subject to a nonrecurring per DS-3 switch port installation charge as determined on an individual case basis.

8. CDR TAPES: WilTel will provide Call Detail Records for WilTel's Services in machine readable form ("CDR Tapes") subject to the provisions set forth below:

         (a) WilTel will provide Customer one (1) CDR Tape once each month in a Fixed Rate Detail Record (FRDR) format which WilTel currently is then making available to its Customers. Monthly CDR Tapes under this Subsection are provided at no charge. Weekly CDR Tapes under this Subsection are subject to a recurring monthly charge of XXXX.

         (b) Customer may request and WilTel may provide Customer with daily Call Detail Records electronically ("Daily CDR"). Daily CDR under this Subsection is subject to a nonrecurring charge of XXXXXX. All leased-line and equipment costs necessary to implement Daily CDR will be determined on an individual case basis depending on Customer's specific configuration.

9.       800 NUMBERS:

         (a) 800 numbers will be issued to Customer (i.e., issuance equates to activation or reservation, whichever occurs first) on a random basis. Customer requests for specific numbers will be considered by WilTel, and if provided, will be subject to additional charges as set forth below and WilTel's then current reservation policy which shall also apply to any randomly selected and reserved 800 number. At any time preceding three (3) months from the scheduled expiration of the Service Term, Customer may only reserve 800 numbers in an amount equal to the greater of (i) 50, or (ii) fifteen percent (15%) of the total number of 800 numbers activated by WilTel for Customer (unless another allocation method is required by the FCC or other regulatory authority). Customer requests for 800 numbers inconsistent with the above stated conditions may be considered by WilTel on an individual case basis. 800 numbers reserved for Customer will be activated upon Customer's request, however, each 800 number will be subject to reversion to WilTel


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without notice to Customer after sixty (60) days from issuance to Customer in the event WilTel records no level of measured charges associated with such number as of the expiration or after said sixty (60) day period.

         (b) Customer Request for Specific Numbers - XXX per individual number.

         (c) Customer specifically agrees that regardless of the method in which an 800 number is reserved for or otherwise assigned to Customer, that Customer will not seek any remedy from WilTel under a theory of detrimental reliance or otherwise that such 800 number(s) are found not to be available for Customer's use until such 800 number is put in service for the benefit of Customer, and that such 800 number(s) shall not be sold, bartered, brokered or otherwise released by Customer for a fee ("800 Number Trafficking"). Any attempt by Customer to engage in 800 Number Trafficking shall be grounds for reclamation by WilTel for reassignment of the 800 number(s) reserved for or assigned to Customer.

10. ENHANCED 800 SERVICES: The following 800 identification services and routing options (collectively, "Enhanced 800 Services") are available from
WilTel:

         IDENTIFICATION SERVICES:
         -----------------------

         i. Dialed Number Identification Service - identification of specific 800 number dialed.

         ii.    Real-Time ANI - receipt of telephone number of calling party.

         800 ROUTING OPTIONS:
         -------------------

         i. Message Referral - recording (up to six (6) months) that informs callers that the 800 number has been disconnected or refers callers to new number.

         ii. Call Area Selection - selection or blockage of locations where 800 numbers can be received from (i.e., State, NPA, LATA or NXX level).

         iii. Call Distributor Routing - distribution of 800 traffic evenly over dedicated access lines in a trunk group (e.g., ascending, descending, most idle, least idle).

         iv. Route Completion (Overflow) - overflow of 800 dedicated access traffic only to up to five (5) pre-defined alternate routing groups (e.g., dedicated access, WATs access lines or switched access lines).

         v. Geographic Routing - termination of calls to a single 800 number from two or more originating routing groups to different locations.

         vi. Time-of-Day Routing - routing of calls to single 800 number based on time of day (up to forty-eight (48) time slots of 15-minute increments in a 24-hour period).

         vii. Day-of-Week Routing - routing of calls to single 800 number based on each day of the week.

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         viii.  Day-of-Year Routing - routing of calls to single 800 number based on up to fifteen (15) customer-specified holidays.

         ix. Percent Allocation Routing - routing of calls for each originating routing group to two (2) or more terminating locations based on customer-specified percentage.

Customer will receive the Identification Services described above at no charge. The minutes of use rates for 800 Routing Options described above (in addition to the "800 Routing Option Feature Charges" described below) will be the same rates for SWITCHED ACCESS Service (800) and DEDICATED ACCESS Service (800), whichever is applicable, as described in the PET excluding Route Completion (Overflow).
If Customer selects Route Completion (Overflow) and Customer's traffic overflows from DEDICATED ACCESS Service (800) to SWITCHED ACCESS Service (800), Customer's minute of use rate will be the rate associated with SWITCHED ACCESS Service
(800).  The 800 Routing Option Feature Charges are as follows:

            Installation Charge:  XXXXXX per feature; maximum of XXXXXXX per 800
            -------------------          ---
            number.

            Change Order Charge:  XXXXXX per feature; maximum of XXXXXXX per 800
            -------------------          ---
            number.

            Monthly Recurring Charge:  XXXXXX per feature; maximum of XXXXXXX
            ------------------------          ---
            per 800 number.

            Expedite Charge:  XXXXXXX (i.e., outside normal interval time of
            ---------------
            four (4) business days).

            Note: More than ten (10) points of termination for a single feature will be treated as two (2) features. Further, every additional ten
            (10) points of termination will be treated as a separate feature.

11. RESPORG SERVICES: Responsible Organization Services (relevant to 800 Numbers) if provided by WilTel are provided pursuant to WilTel's F.C.C. Tariff No. 5.

12.    LIMITATION OF ORIGINATION OR TERMINATION LOCATIONS:

         (a) TERMINATION Service: (i) origination is available from any WilTel POP; and (ii) termination is to any direct dialable location worldwide.

         (b) 800 ORIGINATION Service: (i) origination is available from locations in the 50 United States, the United States Virgin Islands, Puerto Rico and Canada; and (ii) termination is to any Customer designated Service Interconnection.

         (c) SWITCHED Service (1+): (i) origination is available from all equal access exchanges in the 48 contiguous United States except in LATA 921 (Fishers Island, NY) and Hawaii; and (ii) termination is to any direct dialable location worldwide.

         (d) SWITCHED Service (800): (i) origination is available from locations in the 50 United States, the United States Virgin Islands, Puerto Rico and Canada; and (ii) termination is available to locations in the 48 contiguous United States.

         (e) DEDICATED ACCESS Service (1+): (i) origination is available from locations in the 48 contiguous United States; and (ii) termination is available to any direct dialable location worldwide.

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         (f) DEDICATED ACCESS Service (800):  origination is available from locations in the 50 United States, the United States Virgin Islands, Puerto Rico and Canada; and (ii) termination is available to any Customer designated Dedicated Service Interconnection.

         (g) TRAVEL CARD Service: (i) origination is available from locations in the 50 United States, the United States Virgin Islands, Puerto Rico and Canada; (ii) termination is available to locations in the 48 contiguous United States for calls from locations in the 50 United States, the United States Virgin Islands, Puerto Rico and Canada; (iii) termination is available to locations in the 50 United States, the United States Virgin Islands, Puerto Rico and Canada for calls from locations in the 48 contiguous United States; and (iv) International Origination is available from select locations for termination within the 48 contiguous states.

13. AUTHORIZATION CODES-TRAVEL CARD SERVICE: WilTel will supply Customer with authorization codes ("Codes") containing nine (9) digits for use with a corresponding 800 Service number for origination and termination of TRAVEL CARD Service calls. The Codes may be obtained by Customer in blocks of ten (10) not to exceed a total of 1000 Codes at any one time. WilTel reserves the right to deny access to any Code at any time.

14. ACCOUNTING CODES: For every billed telephone number (BTN) requested by Customer, whether verified or non-verified, Customer shall pay a monthly recurring charge of XXX.

         IN WITNESS WHEREOF, the parties have executed this Service Schedule on the date first written above.


WORLDCOM NETWORK SERVICES, INC.       EXCEL TELECOMMUNICATIONS, INC.
d/b/a WilTel


By: /s/ Charles M. Cole                By: /s/ Kenny A. Troutt
    ----------------------------          -----------------------------
          (Signature)                            (Signature)
        Charles M. Cole III                    Kenny A. Troutt
- --------------------------------          -----------------------------
         (Print Name)                             (Print Name)

Vice President Carrier Sales                 President and CEO
- --------------------------------          -----------------------------
          (Title)                                   (Title)


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